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[GRAY CARY WARE FREIDENRICH LETTERHEAD]

                                                                       EXHIBIT 5

                                                                    OUR FILE NO.
                                                                  1200217-901600

                                September 9, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

         As legal counsel for 3Com Corporation, a California corporation (the "Company"), we are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of up to 90,422 shares of the Common Stock, without par value, of the Company which may be issued pursuant to the exercise of certain individual employee stock options assumed by 3Com Corporation and granted under the Axon Corporation Stock Option Plan (the "Agreements"). We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

         We are admitted to practice only in the State of California and we express no opinion concerning any law other than the law of the State of California, and the federal law of the United States. Based on such examination, we are of the opinion that the 90,422 shares of Common Stock which may be issued upon the exercise of options pursuant to the Agreements are duly authorized shares of the Company's Common Stock, and, when issued against receipt of the consideration therefor in accordance with the provisions of the Agreements, will be validly issued, fully paid and nonassessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

                                       Respectfully submitted,

                                       /s/ Gray Cary Ware & Freidenrich

                                       GRAY CARY WARE & FREIDENRICH
                                       A Professional Corporation


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